EXHIBIT 10.14


                                    SUBLEASE

         AGREEMENT made as of this 1st day September, 1999, by and among XATA CORPORATION, A MINNESOTA CORPORATION, hereinafter referred to as "Sublessor" and KAVOURAS, INC., A MINNESOTA CORPORATION, hereinafter referred to as "Sublessee."

                                   WITNESSETH:

         WHEREAS, by a lease dated DECEMBER 27, 1996 with HOYT PROPERTIES, INC., A MINNESOTA CORPORATION, hereinafter referred to as "Lessor" leased certain space in the building known as NICOLLET BUSINESS CENTER VI to XATA CORPORATION, A MINNESOTA CORPORATION, as "Lessee," for a term of 84 months commencing on the first day of JUNE, 1997 and continuing through and including the last day of MAY, 2004, a copy of which lease is annexed hereto as Exhibit "A" and made a part hereof and hereinafter referred to as the "Master Lease"; and

         WHEREAS, Sublessor desires to sublease to Sublessee space in said building, hereinafter referred to as the "Premises," on the terms and conditions stated herein.

         NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, Sublessor and Sublessee hereby agree as follows:

         1. Sublessor subleases to Sublessee space in the amount of approximately 4,800 square feet of office/warehouse space and Sublessee hires from Sublessor the premises for the term and according to covenants and conditions contained herein.

         2. This sublease shall be for a term of 45 months commencing on the first day of SEPTEMBER, 1999 and terminating on the last day of MAY, 2004.

         3. During the period SEPTEMBER 1, 1999 through MAY 31, 2004, the monthly rent shall be TWO THOUSAND FOUR HUNDRED AND 00/100 DOLLARS ($2,400.00) DOLLARS. This monthly rental figure include charges for common area, operating expenses, insurance and real estate taxes pursuant to ARTICLE 2.2 AND 2.3, "OPERATING EXPENSES," of the Master Lease.

         4. Sublessee shall pay, when due, all charges for sewer usage or rental, water, electricity, gas, fuel oil, L.P. gas, and/or other utility services or energy source furnished to the Demised Premises during the term of this Sublease. Sublessee shall pay, when due, all charges for garbage disposal, refuse removal, telephone, and janitorial service.

         5. Sublessee covenants and agrees to use the Premises in accordance with the terms and conditions of the Master Lease and further covenants not to do any act which will result in a violation of the terms of the Master Lease.


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         6. The Sublessee shall not, without the prior written consent of the
Sublessor and of the Lessor, assign the term hereby demised, nor suffer or permit it to be assigned by operations of law or otherwise, nor shall the Sublessee, without the prior written consent of the Sublessor and of the Lessor let or underlet or permit the said premises or any part thereof to be used by others for hire.

         7. All of the terms, provisions, covenants and conditions contained in the Master Lease are hereby made a part of this Agreement (except as herein otherwise expressly provided), and such rights and obligations as are contained therein are, during the term of this subletting, hereby imposed upon the respective parties hereto, the Sublessor herein being substituted for the Lessor in the Master Lease, and the Sublessee herein being substituted for the Lessee in the Master Lease; provided, however, that the Sublessor shall not be liable to Sublessee for any default by the Lessor under the Master Lease. Accordingly, Sublessee recognizes that Sublessor is not in a position to render any of the services or to perform any of the obligations required of Lessor by the terms of this sublease. Therefore, notwithstanding anything to the contrary contained in this sublease, Sublessee agrees that performance by Sublessor of all its obligations hereunder are conditional upon due performance by the Lessor of its corresponding obligations under the Master Lease. Sublessor warrants it will comply with all terms of the Master Lease and to promptly pay all rent and other charges due to Lessor.

         8. Sublessee agrees to repair all damage done during this occupancy, upon vacating the Premises; also the Sublessee agrees to hold insurance coverage, both contents and public liability, for the use of the Premises.

         9. Sublessor certifies all plumbing, heating, electrical and air conditioning equipment to be in good operating condition at the commencement of this Sublease.

         10. Sublessor agrees to construct one bathroom within leased premises.

         11. Sublessee agrees to abide by all sign criteria established by Lessor.

         12. Sublessee contemporaneously with the execution of this Sublease Agreement has deposited with Sublessor the sum of TWO THOUSAND FOUR HUNDRED AND 00/100 DOLLARS ($2,400.00) DOLLARS, receipt of which is acknowledged hereby, to be held as a Security Deposit and reimbursed to Sublessee on or around five (5) days after the expiration of this Sublease Agreement.

         13. This sublease shall be conditional upon the delivery to the Sublessor by the Lessor, of the written consent of the Lessor to the Sublease.

         14. Sublessee may cancel this sublease agreement by giving written notice to Sublessor 120 days prior to effective cancellation date and by paying a one time cancellation fee of FOUR THOUSAND FIVE HUNDRED ($4,500.00) DOLLARS. If Sublease is cancelled AFTER ONE YEAR FROM INCEPTION OF SUBLEASE, the one time cancellation fee will be TWO THOUSAND FOUR HUNDRED ($2,400.00) DOLLARS. Any cancellation notice received without cancellation fee will be considered null and void.


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    SUBLESSEE:                              SUBLESSOR:

    KAVOURAS, INC.                          XATA CORPORATION

    A MINNESOTA CORPORATION                 A MINNESOTA CORPORATION



By:                                         By:
   ---------------------------------           ---------------------------------
Its:                                        Its:
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